EXHIBIT 21.1

AMERICAN REALTY INVESTORS, INC.
SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of and partnership interests of American Realty Investors, Inc., the percentage of ownership and the state or other jurisdiction of organization or incorporation as of December 31, 2013.  Partnership and limited liability company ownership includes ownership held through one or more subsidiaries.

Corporations
Name of Entity	Ownership	Jurisdiction

ARI Enterprise, Inc.	100.0%	Nevada
EQK Holdings, Inc.	100.0%	Nevada
ART Edina, Inc.	100.0%	Nevada
ART Elm Fork Ranch, Inc.	100.0%	Nevada
ART Florentina, Inc.	100.0%	Nevada
ART GNB, Inc.	100.0%	Nevada
ART Hotel Equities, Inc.	100.0%	Nevada
ART Lake Chateau, Inc.	100.0%	Nevada
EQK Port Olpenitz, Inc.	100.0%	Nevada
Halona Partners AG, Gossau	100.0%	Switzerland
Euro Immo Invest GmbH	100.0%	Germany
Port Olpenitz GMBH	90.0%	Germany
EQK Portage, Inc.	100.0%	Nevada
Transcontinental Realty Investors, Inc.	67.4%	Nevada
Midland Odessa Properties, Inc. (note 2)	31.3%	California
Transcontinental Realty Acquisition Corporation (note 3)	100.0%	Nevada

LLC interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction

ATI Mineral Holdings, LLC	35.76%	Nevada
Trinity East Energy, LLC	8.76%	Texas
Dallas Investors Series 1, LLC	100.00%	Nevada
Dallas Investors Series 2, LLC	100.00%	Nevada
Dallas Investors Series 3, LLC	100.00%	Nevada
EQK Governors Square, LLC	100.00%	Nevada
EQK Holdings, LLC	100.00%	Nevada
EQK Texas Plaza Land, LLC	100.00%	Nevada
EQK Texas Properties, LLC	100.00%	Nevada
Valwood Acres, LLC	100.00%	Nevada

Partnership interests (including direct and indirect ownership through subsidiaries)
Name of Entity	Ownership	Jurisdiction

Cross County National Associates, LP	100.00%	Illinois
Edina Park Plaza Associates Limited Partnership	100.00%	Texas
Elm Fork Ranch Partners, LTD	100.00%	Texas
Garden Whispering Pines, LP	100.00%	Delaware
Hawthorn Lakes Associates, LTD (note 4)	various	Texas

Note 1:   Income Opportunity Realty Investors, Inc., a Nevada corporation (“IOT”), is also an indirect subsidiary of the Registrant through the ownership of approximately 81.12% of the outstanding common stock of IOT by Transcontinental Realty Investors, Inc. (see note 3).  A list of all subsidiaries and partnership interests of IOT is filed an exhibit to IOT’s annual Report on Form 10-K for the fiscal year ended December 31, 2013 which was filed with the Commission on March 31, 2014, which exhibit is incorporated by reference herein.

Note 2: ARI owns 31.3%, TCI owns 48.8%, and IOT owns 19.9%

Note 3:  Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”), is also an indirect subsidiary of the Registrant through the ownership of approximately 83.8% of the outstanding common stock of TCI by EQK Holdings, Inc. (67.38%) and Transcontinental Realty Acquisition Corporation (16.44%).  A list of all subsidiaries and partnership interests of TCI is filed as an exhibit to TCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “TCI Form 10-K”) which was filed with the Commission on March 31, 2014, which exhibit is incorporated by reference herein.

Note 4:  Through EQK Holdings, Inc., ARI owns a limited partner interest in Hawthorn Lakes Associates, LTD.  Hawthorn Lakes Associates, LTD itself owns the following entities either directly or indirectly: 100% of GC Merchandise Mart, LLC (Delaware), Denver Merchandise Mart, Inc. (Delaware), Valley Corporation (Colorado) and 49% of Denver Merchandise Mart Employers, Inc. (Colorado).